UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Business Security Consultants, Inc.

 (Name of small business issuer in its charter)

Nevada	8742	46-1378927
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

Business Security Consultants, Inc.

4309 Robins Ridge Drive

Las Vegas, NV 89129

 (928) 202-8459

(Address and telephone number of principal executive offices and principal place of business)

Equity Consultants, Inc.

2550 E. Desert Inn Rd. Ste. 224

Las Vegas, NV 89121

(702) 734-0335

(Name, address and telephone number for agent for service)

Copies to:

Abbey Ertz, Esq.

2534 State Street

San Diego, CA 92103

(619) 840-4566

abby@ertzlawgroup.com

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.      .

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  X .

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee [1]

Common stock	5,000,000 (3)	$0.01	$50,000	$6.82
	500,000 (2)	$ 0.01	$5,000	$0.68

(1) Estimated solely for purposed of calculating the registration fee under Rule 457(a).

(2) Existing Shareholders  (selling shareholders will sell their shares at a fixed price of $0.02 per share for the duration of the offering.)

(3) Direct Public Offering

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Business Security Consultants, Inc.

5,500,000 Shares of Common Stock at $0.01 per Share

This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock market.

Our existing shareholders are offering for sale, 500,000 shares of common stock. In addition, we are offering a total of 5,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters (Other than our selling shareholders all of whom are deemed underwriters)or broker-dealers in an all or nothing offering. The offering price is $0.01 per share for both newly issued shares and those being sold by current shareholders. The selling shareholders will sell their shares at a fixed price of $0.01 per share for the duration of the offering. This offering will terminate 180 days from the effective date of this prospectus, or an additional 90 days if extended, although we may close the offering on any date prior if the offering is fully subscribed. In the event that 5,000,000 shares are not sold within 180 days from the effective date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 2,000,000 shares are not sold within 180 days from the effective date of this prospectus, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If  2,000,000 shares are sold within 180 days from the effective date of this prospectus, or within the additional 90 days, if extended, all money received by us will be retrieved by us and there will be no refund. The funds will be maintained in a separate bank account at Bank of America, N.A. until we receive $20,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. In the event you are entitled to a refund, future actions by creditors in the subscription period could preclude or delay us in refunding your money because we do not have any escrow, trust or similar account.

The Company is not a Blank Check company. Management and shareholders have not entered into any agreement nor is there any current intent to do so to merge or acquire another existing business other than one which would speed the implementation of its current business plan

Lawrence L. Schreiber, our sole officer and director, will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. Mr. Schreiber will not receive any compensation for his role in selling shares in the offering.

Investing in our common stock involves risks. See "Risk Factors" starting at page 2.

Offering Price Per Share	Offering Expenses(1)	Proceeds to Business Security Consultants, Inc.
Selling Shareholders $0.01	$0.001	$0
Offering: $0.01	$0.001	$0.009

(1)

These offering expenses do not include any underwriting discounts or commissions. There are no underwriting discounts or commissions to be paid in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________ 2013.

PROSPECTUS SUMMARY

The following prospectus summary is qualified in its entirety by, and should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully.

Business Security Consultants, Inc.

We are a development stage company. We intend to be a Consulting company for businesses that want to establish an internal security operation.

We are a company without revenues or operations; we have minimal assets, and have incurred losses since inception.

Our principal executive office is located at4309 Robins Ridge Drive, Las Vegas, NV 89129 and our telephone number is (928)202-8459. We were formed under the laws of the State of Nevada on November 13, 2012.

The terms "Consultants" "we," "us" and "our" as used in this prospectus refer to Business Security Consultants, Inc.

The Offering

The following is a brief summary of the offering:

Securities being offered:	500,000 shares of common stock being held by Current shareholders and a minimum of 2,000,000 and a maximum of 5,000,000 Shares of newly issued common shares par value $0.001 per share.

Offering price per share:	$0.01 per share

Offering period:	The shares are being offered for a period of 180 days, Or an additional 90 days if extended by us, although we may close the offering on any date prior if the offering is fully subscribed.

Net proceeds to us:	$0.01 Less offering expenses of $0.001

Person making the determination Whether the offering conditions are satisfied:	Lawrence E. Schreiber, our sole officer and director.

Use of proceeds:	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital.

Number of shares outstanding before the offering:	50,500,000

Number of shares outstanding after the offering if all the shares are sold:	55,500,000

Selected Financial Data

The following information summarizes the more complete historical financial information at the end of this prospectus.

	November 30, 2012	February 28, 2013
	(Audited)	(Unaudited)
Balance Sheet
Total Assets	$9,242	$30,207
Total Liabilities	$0	$0
Stockholders Equity	$9,242	$5,207

	Period from
	November 13, 2012	Period
	(date of inception) to	ended
	November 30, 2012	February 28, 2013
	(Audited)	(Unaudited)
Income Statement
Revenue	$0	$0
Total Expenses	$41,258	$4,036
Net Income (Loss)	$(41,258)	$4,036

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risk factors could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

Risks Relating to Business Security Consultants, Inc.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on November 13, 2012  and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception through  February 28, 2013 is $45,293.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•

completion of this offering;

•

our ability to develop and continually update a functional, user-friendly subscription website;

•

our ability to procure and maintain on commercially reasonable terms relationships with third parties to develop and maintain our subscription website, network infrastructure, and transaction processing systems;

•

our ability to identify and pursue mediums through which we will be able to market our products;

•

our ability to attract customers to our subscription website;

•

our ability to generate revenues through subscriptions on our subscription website; and

•

our ability to manage growth by managing administrative overhead.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

We may be unable to protect the intellectual property rights that we have.

Lawrence L. Schreiber, our sole officer and director, developed the concepts behind the business plan. Mr. Schreiber assigned any rights that he may have had in that line to us. Mr. Schreiber did not take any steps such as copyright or trademark protection to protect his rights, nor did he conduct any investigation to see if his plan infringed on the intellectual property rights of third parties. We have not conducted any investigation to see if the plan infringes on the intellectual property rights of others. We have also not taken any further steps to protect our intellectual property rights in the subscription website design nor do we intend to do so until after we receive the proceeds from the offering and start our operations.

Mr. Schreiber is under no contractual obligation to continue to develop new concepts nor is he under any contractual obligation to assign his rights in any new concepts to us. We do not intend to use any person other than Mr. Schreiber as a source of concepts to offer on our clients.

We intend to rely on a combination of copyright, trademark and trade secret protection and non-disclosure agreements with employees and third-party service providers to establish and protect the intellectual property rights that we have in the material we develop. There can be no assurance that our competitors will not independently develop products that are substantially equivalent or superior to ours. There also can be no assurance that the measures we adopt to protect our intellectual property rights will be adequate to do so. The ability of our competitors to develop products or other intellectual property rights equivalent or superior to ours or that our inability to enforce our intellectual property rights could have a material adverse affect our results of operation.

Though we do not believe that our business concepts will infringe on the intellectual property rights of third parties in any material respect, there can be no assurance that third parties will not claim infringement by us with respect to them. Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect on our business, results of operations and financial condition.

Changing consumer preferences will require periodic revising.

As a result of changing consumer preferences, there can be no assurance that any of our concepts will continue to be popular for a period of time. Our success will be dependent upon our ability to develop new and improved programs. Our failure to sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

We face intense competition and our inability to successfully compete with our competitors will have a material adverse effect on our results of operation.

The Internal Security industry is highly competitive.  Many of our competitors have longer operating histories, greater brand recognition, broader product lines and greater financial resources and advertising budgets than we do. Many of our competitors offer similar products or alternatives to our services. We intend to rely solely on concepts and other intellectual property developed by Lawrence L. Schreiber, our sole officer and director. There can be no assurance that we will be available to support our operation or allow us to seek expansion. There can be no assurance that we will be able to compete effectively in this marketplace.

Intellectual property claims against us can be costly and could impair our business. Other parties may assert infringement or unfair competition claims against us. We cannot predict whether third parties will assert claims of infringement against us, or whether any future assertions or prosecutions will harm our business. If we are forced to defend against any such claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product shipment delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of product infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, it could impair our business.

If we do not attract clients on cost-effective terms, we will not make a profit, which ultimately will result in a cessation of operations.

Our success depends on our ability to attract clients on cost-effective terms. Our strategy to attract customers via our advertising, which has not been formalized or implemented, includes viral marketing, the practice of generating "buzz" among Internet users in our products through the developing and maintaining weblogs or "blogs", online journals that are updated frequently and available to the public, postings on online communities such as Yahoo!(R) Groups, and other methods of getting to refer others to our services by e-mail or word of mouth; search engine optimization, marketing via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with providers to increase our access to clients. We expect to rely on direct marketing as the primary source of clients. Our marketing strategy may not be enough to attract sufficient traffic to our clients. If we are unsuccessful at attracting a sufficient amount of traffic, our ability to get clients and our financial condition will be harmed.

To date we do not have any clients. We cannot guarantee that we will ever have any clients. Even if we obtain clients, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

We will be dependent on third parties to develop and maintain our original plan (based on concepts developed by our sole officer and director); and fulfill a number of customer service and other retail functions. If such parties are unwilling or unable to continue providing these services, our business could be severely harmed.

We will rely on third parties to develop and maintain some of our new concepts (based on concepts developed by Lawrence L. Schreiber, our sole officer and director) To date we have not entered into any formal relationship with any third parties to provide these services. Our success will depend on our ability to build and maintain relationships with such third party service providers on commercially reasonable terms. If we are unable to build and maintain such relationships on commercially reasonable terms, we will have to suspend or cease operations. Even if we are able to build and maintain such relationships, if these parties are unable to deliver products on a timely basis, our customers could become dissatisfied and decline to make future purchases. If our customers become dissatisfied with the services provided by these third parties, our reputation and our company could suffer.

We may depend on some third-party delivery services to deliver our products to our customers on a timely and consistent basis.

Our operating results will depend on our ability to acquire and maintain clients any capacity restraints or systems failures could harm our business, results of operations and financial condition.

We have not fully developed our marketing plan, and we intend to use the proceeds from this offering to do so as described in the "Use of Proceeds" section of this prospectus. We will have to suspend or cease operations if we are unable to fully develop our marketing plan.

We are solely dependent upon the funds to be raised in this offering to initiate our operations, the proceeds of which may be insufficient to achieve revenues. If we need additional funds and can't raise them we will have to terminate our operations.

We have not started our business operations. We need the proceeds from this offering to start our operations. If $20,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for one year. If we need additional funds and can't raise the money, we will have to cease operations.

Because we will be limiting our marketing activities, we may not be able to attract enough clients to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Our sole officer and director, Lawrence L. Schreiber, will only be devoting limited time to our operations. Mr. Schreiber will be devoting approximately 10 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Because our sole officer and director does not have prior experience in online marketing, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission.

We are completely dependent on our sole officer and director to guide our initial operations, initiate our plan of operations, and provide financial support. If we lose his services we will have to cease operations.

Our success will depend entirely on the ability and resources of Mr. Schreiber, our sole officer and director. If we lose the services or financial support of Mr. Schreiber, we will cease operations. Presently, Mr. Schreiber is committed to providing his time and financial resources to us. However, Mr. Schreiber does engage in other activities and only devotes and will devote a limited amount of time to our operations.

Risk factors for the proposed business include but are not limited to:

Industry-related risk factors: Most standard contracts for consulting services to educate and train security officers are short term. If contracts are not maintained or new contracts are not obtained, operations that maintain the structural integrity of the company will be adversely affected. Additionally, a substantial part of our projected revenue will come from future clients. The loss of such contracts from reductions in force or other factors could have an adverse effect on the company’s operations.

Our business is dependent on security officer education and training consulting contracts. The standard one-year contract used with most clients can be terminated by either party with a 30- day written notice. Some of our long term customers may be serviced under month-to-month extensions of the written contract. In the case of a major client, services are provided under an oral contract which is an extension of the standard one year contract. Should an industry-wide or nationwide economic slowdown cause a reduction in force among our clients’ security officers, or if we are otherwise unable to maintain our existing security service contracts or obtain additional security service contracts, our business, financial condition, and results of operations could be adversely affected.

Security services we provide may subject our company to liability for substantial damages not covered by insurance.

We will provide consulting services at various locations. We may be held liable for negligent acts of misconduct of our agents or employees performed while on duty in the course of their employment. We may experience a significant volume of claims and litigation asserting that we are liable for damages as the result of conduct by our employees or others. We may from time to time be subject to claims that we have physically or emotionally harmed individuals in the course of providing these services or members of the public may otherwise be injured by events occurring on clients’ premises including events that are not under our immediate control. Individuals may bring personal injury lawsuits against us seeking substantial damages based on alleged negligence or other theories of liability in our provision of consulting security services, including with respect to injuries not directly caused by, or within the control of, our agents, employees or security officers. Under the principles of common law, we can generally be held liable for wrongful acts or omissions to act of our agents or employees during the course and within the scope of their agency employment with us.

In many cases our consulting security service contracts require us to indemnify our clients or may subject us to additional liability for events occurring on clients’ premises. In addition, some states have adopted statutes that make us responsible for the conduct of our agents and employees. While we intend to maintain insurance programs that provide coverage for certain liability risks including personal injury death and property damage, the laws of some states limit or prohibit insurance coverage arising from willful or grossly negligent conduct. Consequently, insurance coverage may not be adequate to cover all potential claims for damages. If a plaintiff brings a successful claim against us for punitive damages or in excess of our insurance coverage, we could incur substantial liabilities and our financial condition could be severely and adversely affected.

Since we intend to position ourselves as a consultant for premium, high quality security training and education in an industry that is traditionally price-sensitive, damage to our professional reputation, including as the result of a well-publicized breach of security or incident, could have a material adverse effect on our business.

To a large extent, relationships with clients and a reputation for high quality consulting contract security services will be calling cards, particularly with our position as a premium, high quality of consultative contract security services in an industry that is price sensitive. Customer expectations and perception of the quality of our services are in large part determined by regular contact between clients and our managers. If a customer is dissatisfied with our services it may be more damage in our business than in non-service related businesses. A well publicized incident of breach of security at one or more client locations could result in a negative perception of our company and its services, damage to our reputation, and the loss of current or potential clients. This would have an adverse effect on our business, financial condition, and results of operations.

Our growth strategy includes the evaluation of selective acquisition opportunities which may place significant demands on our resources. We may not be successful in identifying suitable acquisition opportunities and if such opportunities are identified, we may not be able to obtain acceptable financing for the acquisition, reach agreeable terms with acquisition candidates, or successfully integrate acquired businesses.

An element of our growth strategy is the acquisition and integration of complementary businesses in order to increase our density within certain geographic areas, capture market share in the markets in which operations currently exist and improve profitability. We will be unable to acquire other businesses if we are unable to identify suitable acquisition opportunities, obtain financing on acceptable terms, or reach mutually agreeable terms with acquisition candidates. In addition to the extent that consolidation becomes more prevalent in our industry, the prices for suitable acquisition candidates may increase to unacceptable levels thereby limiting our growth ability.

Our growth through selective acquisitions may place significant demands on management and our operational and financial resources. Acquisitions involve numerous risks including the diversion of our management’s attention from other business concerns, the possibility that current operating and financial systems and controls may be inadequate to deal with our growth and the potential loss of key employees.

We may also encounter difficulties in integrating any business we may acquire. Or will have recently acquired, with our existing operations. Success in these transactions depends on our ability to successfully merge corporate cultures and operational and financial systems, integrate and retain the customer base of the acquired company, and realize cost reduction synergies.

Failure to integrate acquired businesses successfully or to manage growth could have a material adverse effect on our business. Further, we may be unable to maintain or enhance the profitability of any acquired business, consolidate its operations to achieve cost savings, or maintain or renew any of its contracts.

In addition, liabilities may exist that we fail or are unable to discover in the course of performing due diligence investigations on any company we may acquire or have recently acquired. Also there may be additional costs relating to acquisitions including but not limited to possible purchase price adjustments. Any of our rights to indemnification from sellers to us, even if obtained, may not be enforceable, collectible, or sufficient in amount, scope or duration to fully offset the possible liabilities associated with the business or property acquired. Any such liabilities, individually or in aggregate, could have a material adverse effect on our business.

Terrorist activities at consulting security locations could have a material adverse effect on the business by incurring liability. Whether or not terrorist activity occurs at a client location, our insurance costs could increase, which would require us to comply with more burdensome regulations.

If any locations at which we provide consultative security related services are attacked by terrorists, liabilities resulting from such attacks may not be covered by insurance, leading to a material adverse effect on our business or financial condition. Terrorist activity could severely and adversely affect our business by requiring us to incur additional personnel costs as the result of compliance with expanded security rules and regulations.

In addition, terrorists attacks that do not directly involve locations serviced by us could have a material impact on us by increasing our insurance coverage costs or making insurance unavailable altogether. Insurance coverage for terrorist attacks currently is available under a $ 100 million excess liability policy. The policy is subsidized by the government under the Terrorist Reinsurance Act, or TRIA, adopted June 18, 2002. TRIA is a government sponsored program which allows insurance carriers to pass on liability exposure to the government in the event of a terrorist act. Should TRIA expire and not be renewed, insurance companies may no longer be willing to provide insurance coverage on the same terms, or at all. This could have a material adverse impact on us by increasing insurance costs or rendering us unable to obtain such insurance which, in the event of a terrorist attack, could materially adversely affect our business, financial condition, or results of our operation.

The consulting and security business is extremely competitive. If we cannot effectively compete with new or existing consulting security providers, the results of our operations and financial condition will be severely affected.

The consulting and contract security officer services industry is intensely competitive. Our direct competitors include companies that are national and international in scope and some competitors have substantially more personnel, financial, technical and marketing resources than we do, generate greater revenues than we do, and have greater name recognition than we do. The recent trends toward consolidation in the industry will likely lead to further competition. We also compete with smaller local and regional companies that may have better knowledge of local and regional conditions, are better known locally and therefore better able to gain clients in their regions. Entry into the consulting security services industry offers relatively low barriers, thus the expectation of facing additional competition from new entrants into the industry. In addition, some competitors may be willing to offer similar services at lower prices, accept a lower profit margin, or expend more capital to maintain or increase their business. If we are unable to successfully compete with new or experienced providers, our business, financial condition, and results of operations will be adversely affected.

If we are unable to attract, maintain and manage security companies with officers and administrative staff, our business will suffer.

Our business involves training and education in the labor-intensive delivery of contract security services. We expect to derive our revenues largely from companies with contract security officer services performed by security officers. Our future performance depends in large part on our ability to service companies that attract, develop, maintain, educate, and retain skilled officers and administrative staff. Competition for the same labor poll is from other security firms, government agencies and similar enterprises are keen. As a result we may not be able to attract and retain sufficient numbers of companies in the future, which may adversely affect our future performance.

Turnover of contract security officers is significant. Loss of services or failure of client to recruit a significant number of skilled security officers and administrative staff could harm our business, financial condition, and results of operations, including our ability to secure and complete service contracts. Furthermore, if our existing administrative staff is not successfully managed, we may not be able to achieve anticipated billing rates, engagement quality, level of overtime, and other performance measures that are important to our business, financial condition, and results of operations.

Organized labor or occupational health and safety laws and regulations could have a material adverse effect on our operations.

A small percentage of the clients whom we train and educate are unionized. Our industry has been the subject of campaigns to increase the number of unionized employees. Although relationships with security officer providing companies is good, we cannot offer any assurances that organized labor action at one or more facilities will not occur, or that such activities, or any other labor facilities at which we have contracts or any of our clients, will affect us.

In addition, we and our clients are subject to, among other laws and regulations, comprehensive U.S. Occupational Health and Safety (OSHA) laws and regulations. Such laws and regulations may become more stringent and result in necessary modifications to our current practices that could force us to incur additional costs that could materially affect us.

Existing or future government regulation could harm our business.

Use of Internet

We are subject to the same federal, state and local laws as other companies obtaining business from the Internet. Today there are relatively few laws specifically directed towards conducting business on the Internet. However, due to the increasing popularity and use of the Internet, many laws and regulations relating to the Internet are being debated at the state and federal levels. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud, quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy could also harm our business. Current and future laws and regulations could harm our business, results of operation and financial condition.

Laws or regulations relating to privacy and data protection may adversely affect the growth of our  business or our marketing efforts.

We are subject to increasing regulation at the federal, state, and international levels relating to privacy and the use of personal user information. These data protection regulations and enforcement efforts may restrict our ability to collect demographic and personal information from users, which could be costly or harm our marketing efforts.

Risks Relating to this Offering

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Some Of Our Current Shareholders Will Become Eligible To Sell Their Stock, Which May Adversely Affect The Market Price Of Your Stock and The Company’s Ability to Sell out This Offering.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters (Other than our selling shareholders all of whom are deemed underwriters) or broker-dealers. The table below sets fort the use of proceeds from this offering:

Gross Proceeds	$50,000
Offering Expenses	$5,000
Net Proceeds	$45,000

The net proceeds will be used as follows:

Concepts development	$10,000
Internet	$5,000
Marketing and advertising	$20,000
Legal and accounting	$10,000

All proceeds from the sale of the 500,000 shares from existing shareholders will be paid directly to those shareholders.  The selling shareholders will sell their shares at a fixed price of $0.01 per share for the duration of the offering.

Total offering expenses of $5,000  to be paid from the proceeds of the $50,000 offering are for Securities and Exchange Commission registration fees ($750), and transfer agent fees ($4,250) connected with this offering. No other expenses of the offering will be paid from proceeds.

Upon completion of the offering, we intend to immediately initiate the development of our website. We intend to hire an outside web designer to assist us in designing and building our website and retaining a third party service provider to build and maintain our network infrastructure and transaction processing system. We believe that it will take two to three months to create a workable subscription website, network infrastructure, and transaction processing system.

Marketing and advertising will be focused on attracting clients to our website. Our strategy to attract customers to our website, which has not been formalized or implemented, includes viral marketing, through developing and maintaining blogs, postings on online communities such as Yahoo!(R) Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer others to our website by e-mail or word of mouth; search engine optimization, which would involve marketing our website via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with other  website providers to increase our exposure to Internet users. We intend to rely on viral marketing as the primary source of traffic to our website, with search engine optimization and affiliate marketing as secondary sources. The cost of developing the marketing and advertising campaign is estimated to be $20,000.

We estimate that our legal, auditing, and accounting fees to be $10,000 during the next 12 months.

The proceeds from the offering will allow us to operate for 12 months. Lawrence L. Schreiber our sole officer and director, determined that the funds would last 12 months, including but not limited to filing reports with the Securities and Exchange Commission as well as business activities contemplated by our business plan.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise $50,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•

our lack of operating history;

•

the proceeds to be raised by the offering;

•

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and

•

our relative cash requirements.

DILUTION OF THE PRICE PAID FOR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of February 28, 2013, the net tangible book value of our shares of common stock was $5,207 or approximately $0.00 per share based upon 53,000,000 shares outstanding.

Upon completion of this offering, the net tangible book value of the 58,000,000 shares to be outstanding, will be $55,207 or approximately $0.001 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.001 per share without any additional investment on their part. You will incur an immediate dilution of $0.009 per share.

After completion of this offering, purchasers of shares in offering will collectively own approximately 8.6% of the total number of shares then outstanding shares for which the purchasers will have made cash investments in the aggregate of $50,000, or $0.01 per share. Our existing shareholders will own approximately 91.4% of the total number of shares then outstanding, for which they will have made contributions of $50,500 in professional services and cash of approximately $0.0001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

Existing shareholders if all of the shares are sold:

Net tangible book value per share before offering	$0.00
Net tangible book value per share after offering	$0.001
Increase to present shareholders in net tangible book value per share after offering	$0.001
Number of shares outstanding before the offering	53,000,000
Percentage of ownership after offering assuming maximum number of shares are sold.	91.4%

Purchasers of shares in this offering if all of the shares are sold:

Price per share	$0.01
Dilution per share	$0.009
Capital contributions	$50,000
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	8.6%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 5,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers (Other than our selling shareholders all of whom are deemed underwriters). In addition 500,000 shares are being sold by current shareholders. The offering price is $0.01 per share.  The selling shareholders will sell their shares at a fixed price of $0.01 per share for the duration of the offering. Funds from this offering will be placed in a separate bank account at Bank of America, N.A. The funds will be maintained in the separate bank until we receive $20,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. If we have not sold 2,000,000 shares and raised $20,000 within 180 days of the effective date of our registration statement, plus 90 additional days if we choose to extend the offering, all funds will be promptly returned to you without a deduction of any kind.  During the 180-day period and possible additional 90-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise $20,000 within the 180-day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days, 270 days if extended. Collected funds are deemed funds that have been paid by the drawee bank. Lawrence L. Schreiber, our sole officer and director, will make the determination regarding whether the offering conditions are satisfied. There are no finders involved in our distribution.

Our sole officer and director will not purchase shares in this offering.

We will sell the shares in this offering through Lawrence L. Schreiber, our sole officer and director. He will not receive any commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2.

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3.

The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Mr. Schreiber is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering. He is not a broker/dealer or associated with a broker/dealer. He has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

We intend to distribute the prospectus to friends, relatives, and business associates of  Mr. Schreiber. Mr. Schreiber will not purchase any shares in this offering and there will be no offers or sales to affiliates of Mr. Schreiber. Further, the shares will not be offered through any media or through investment meetings. Mr. Schreiber will personally contact a potential investor.  The only means of communication will be verbal, by telephone or personal contact. The only document to be delivered in connection with the offering will be this prospectus. No communications or prospectus will be delivered prior to the effective date of our registration statement.

We intend to sell our shares in the state of Nevada. Prior to selling our shares in the foregoing jurisdiction, we will file applications for the sale thereof with the respective securities administrations of that jurisdiction. We have not filed any applications for registration with any states and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

A separate bank account will be opened at Bank of America, N.A. The subscription price will be deposited into the account. Payment will be made by check or bank wire.

Selling Security Holders

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. The selling shareholders acquired their shares from us in private negotiated transactions.   The selling shareholders will sell their shares at a fixed price of $0.01 per share for the duration of the offering. These shares may be sold by one or more of the following methods, without limitations.

•

A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•

Ordinary brokerage transactions and transactions in which the broker solicits purchasers

•

Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder has, or had, any material relationship with our officers or directors. To our knowledge, no selling shareholder is affiliated with a broker/dealer.

LIST OF SELLING SHAREHOLDERS

Name	Shares to be sold	Percentage ownership
Equity Consultants, Inc.	500,000	1%

To our knowledge, no selling shareholder had any relationship with an Officer and Director.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires  broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further,  many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.

execute and deliver a subscription agreement; and

2.

deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Business Security Consultants, Inc. and sent to Business Security Consultants, Inc., 4309 Robins Ridge Drive, Las Vegas, NV 89129.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate bank account at Bank of America N.A., until we have received $20,000. Upon receipt of $20,000 we will withdraw and use the funds. If we do not receive the $20,000 within 180 days of the effective date of this offering, 90 additional days if extended, or a total of 270 days, all subscriptions received by it will be promptly returned to each investor without interest or deduction therefrom.

BUSINESS

Business Security Consultants, Inc., was incorporated pursuant to the laws of the State of Nevada on November 13, 2012.

Our Business

MISSION: To provide counseling, support, and training to clients that provide security and investigative services to their employee security departments.

TARGET AUDIENCE: Clients who would seek the services of Business Security Consultants are those that seek to strengthen, enhance, and train their own employees in areas including but not limited to:

•

Contract Security Officers

•

Criminal and Civil investigations

•

Personal Injury investigations

•

Real Estate investigations

•

Witness locating, Interviews and Polygraph assessment

•

Intellectual Property, Patent, Trademark, and Copyright issues

•

Research, Due Diligence, and Document Services

•

Pre-hire, Background screening, and Verification

•

Accident investigation

•

Surveillance and Claim investigations

•

Loss prevention

Clients range in size from small companies that provide Security Officers at client’s own site to world-class corporation that seek to enhance their risk management, internal security and investigative departments. Business Security Consultants will provide in-house on-site training as well as related documentation and reports.

THE COMPANY: Business Security Consultants Intends to provide premium consulting services to quality conscious clients in markets throughout the United States. A snapshot of clients who use our services shows entities already providing security officers in carious settings including, but not limited to high rise office buildings, corporate headquarters, high-end retail venues, and financial, medical, educations, research, and industrial sites. Our mission is to address the needs of our client companies as they grow and require a more complete and proactive higher level of security service.

Business Security Consultants services are based on the SYSTEM THEORY psychological model which provides assistance in perfecting the skills necessary to create a proactive, integrated staff with complementary skills that quickly adapt to changing client needs.

Psychological assessment and interviewing skills are essential in the threat/risk management arena and must be developed and strengthened from top to bottom by users. By utilizing only proven and reliable sources, clients are assured of accurate results and the utmost discretion. As an additional benefit to clients, Business Security Consultants are apprised of emerging technologies in the industry and their appropriate application.

Business Security Consultants offers clients enhanced training in the collection, assessment and application of information, utilizing a professional summary tailored to specific client needs and budget. This allows staff to make intelligent, informed decisions with respect to laws as well as the client’s own policies and procedures. Corporate officers are advised in regards to any security needs and deficiencies including advanced training in vital skills such as conflict mediation and resolution, negotiation, and presentation to end users.

NEED:  Business Security Consultants was created in response to the growing influence of Risk Management departments, to identify and respond to a broader set of requirements. In recent years demands made by corporate clients on their security departments have increased exponentially particularly in the arenas of employee screening, protection of intellectual property (corporate espionage) physical site surveillance, and executive protection protocols. The expertise required by companies providing services to address said demands has resulted in a new customer base which demands enhanced training and consultation to meet this growing need.

Annual revenues of clients for the 2013 calendar year could possibly exceed $ 18 billion, thereby providing opportunities for expansion and growth in the corporate security arena. Expanded spending is related to the real and perceived risks of increasingly violent and property crimes as well as the perception that safety officials are too overburdened to adequately protect the public. This perception extrapolates to the corporate, industrial and private industry sectors. The perception is further exacerbated by the increasingly litigious nature of our society as well as the ever-broadening global business setting in which corporate espionage and intellectual property theft as well as copyright/ownership issues are rampant.

Issues cited above have become so complex and pervasive for non-core proprietary operations such as security that companies are unwilling or unable to deal with them in house. Hence, a trend toward outsourcing of these services is fast becoming a growing trend. Business Security Consultants brings a level of expertise to the clients who face increasingly more sophisticated risk and therefore demand a higher caliber of security than they are able to provide in-house.

RESPONSE: In an effort to meet the needs of the industry the first order of business will be to create a safety/security team. This team is comprised of department heads from across the clients’ own work force. They are tasked with two primary missions. First is the identification of major areas/needs that require education and training to heighten awareness of existing issues. Second is the creation of a modus operandi that will foster a safety/security consciousness that permeates their entire workforce and thus establish a culture of safety and awareness that is supported by the entire company.

To facilitate the above, the establishment of both voluntary and mandatory training programs must take place to include the clients’ officers, both in house and contracted, thus allowing a sense of ownership and pride. Implementation of this goal provides the additional benefit of increased employee retention.

MARKETING PLAN:  Business Security Consultants will seek clients in a variety of venues including internet advertising, ads in trade magazines, and word-of-mouth referrals. Once potential clients contact Business Security Consultants a free initial consultation will be established to identify their needs and discuss the time frame and budget required to meet those needs. An education and training program will be developed to include a comprehensive curriculum for both classroom and field training. Since the curriculum and training will be client specific, different formats will allow for clients whether they utilize in-house officers or an outsourced force. Clients whose security work force is provided in-house will also receive a comprehensive program proposal which can be tailored to fit the specific needs of individual departments. Such flexibility allows each individual plan to be adjusted and fine tuned during the implementation of the program in order to address specific needs of the client.

Clients whose officers are outsourced will receive additional role-play exercises as well as full cross training utilizing the latest tools and technology as teaching aids.

Further marketing will include addressing client needs which are identified by their own officers during ongoing program evaluation. Response to identified needs which often arise during periodic assessments allow for requests to flow upstream and be addressed. As the training program becomes more sophisticated it results in more sophisticated, highly trained officers, thus increasing both the rate-per-hour and number of billable hours required to address the upgrades services. Such a value added concept results in vertical contributions to the client including better trained, more sophisticated, higher caliber officers whose services command billing at an increased rate and whose additional services can result in additional billable hours. Further, the upgrading of officers encourages the negotiation of long term contracts and referrals.

ASSESSMENT: Post training assessment will require each officer to demonstrate proficiency through rigorous oral and written exams and periodic re-certification. Thus officers will be able to keep pace in a rapidly changing security environment.

ONGOING PLAN EVALUATION: As client needs change with legislation or new edicts from risk management the initial program can be adjusted to respond. Evaluation will be done at regular intervals as provided for in the initial contract and results of those evaluations will allow for a heightened and more sophisticated plan. Depending on specific needs and requirements one-to-one training can be tailored to even the most specific of procedures. Such evaluation and adjustment will take into consideration the specific differences between types of security offered to clients to whose primary concerns are high rise office buildings, corporate headquarters, high-end retail venues, financial, medical, educations, research, industrial sites, etc.

Regularly scheduled evaluations also provide Business Security Consultants the ability to offer clients periodic updates which highlight both industry wide and client specific requirements.

Proprietary Rights

See the Risk Factors section of this prospectus for a discussion on the intellectual property issues we face in our business.

Government Regulation

See the Risk Factors section of this prospectus for a discussion relevant government regulation and the legal uncertainties related to our business activities.

Employees

As of April 29, 2013, we have no employees other than our sole officer and director. We anticipate that we will be unable to hire any employees in the next twelve months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our sole officer and director, Lawrence L. Schreiber.

Facilities

Our executive, administrative and operating offices are located at 4309 Robins Ridge Drive, Las Vegas, NV 89129. This is also the office of our sole officer and director, Lawrence L. Schreiber. Mr. Schreiber makes this space available to the company free of charge. There is no written agreement documenting this arrangement.

We have no policies with respect to investments in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.

MANAGEMENT'S DISCUSSION AND ANAYLSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our subscription website, network infrastructure, and transaction processing systems; complete our initial development; secure third parties to conduct a number of traditional retail operations,  We believe the technical aspects of our subscription website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. We expect the money we raise in this offering will last 12 months.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Plan of Operation

Assuming we raise $20,000 in this offering, we believe we can satisfy our cash requirements during the next 12 months.

Upon completion of our public offering, our specific goal is to profitably develop our website. We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, we will intensify development of our plan, concepts and website and begin negotiations with service providers to develop our network infrastructure and transaction processing systems. The negotiation of service providers and the development and maintenance of plan, concepts website, network infrastructure and transaction processing systems will be ongoing during the life of our operations. Developing a workable version of our website will take approximately three months, and developing workable versions of our network infrastructure and transaction processing systems will take approximately six months. A breakdown of the costs of developing our needs is set forth in the Use of Proceeds section of this prospectus.

3.

Approximately 90 days after we complete our public offering, we intend to promote our services primarily through advertising and marketing, such as blogs, posting online communities such as Yahoo!(R) Groups and amateur subscription websites such as YouTube.com. and other methods of getting Internet users to refer others to our website by e-mail or word of mouth. We also intend to use search engine optimization, via search engines by purchasing sponsored placement in search result, and to enter into affiliate marketing relationships with website providers to increase our access to Internet consumers. We believe that it will cost a minimum of $2,000 for our marketing campaign. Marketing is an on-going matter that will continue during the life of our operations. A detailed breakdown of marketing costs for 12 months is set forth in the Use of Proceeds section of this prospectus.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

To become profitable and competitive, we may have to seek additional financing  to provide for the capital required to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on November 13, 2012 to November 30, 2012.

Since inception, we sold 25,000,000 shares of common stock to our sole officer and director for professional services, 25,000,000 shares of common stock to one investor for $25,000 in cash and 500,000 shares to a consultant for services. Total 50,500,000 shares.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. If we raise $20,000 in this offering, we will implement the plan of operation described above. We cannot guarantee that once we begin operations we will stay in business. If we are unable to successfully add clients to our base, we may quickly use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Our sole officer and director is willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. There are no documents setting forth this agreement. We will not be using any of the proceeds of the offering to repay money advanced to us by Mr. Schreiber.

Pursuant thereto, if no funds are raised in our offering then Mr. Schreiber has agreed not to seek repayment of expenses he has paid on our behalf and we will not be liable to Mr. Schreiber or any other party for payment of expenses undertaken by Mr. Schreiber on our behalf. If we do not raise $20,000 in this offering, we will not be able to satisfy our cash requirements and will immediately go out of business.

If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 50,500,000 shares of common stock pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock.

As of November 30, 2012, our total assets were $9,242 and our total liabilities were $0. As of November 30, 2012, we had cash of $9,242.  As of February 28, 2013, our total assets were $30,207 and our total liabilities were $0.   As of February 28, 2013 we had cash of $5,207.   Lawrence L. Schreiber, our sole officer and director, is willing to loan us the money needed to fund operations until this offering has been completed. Operations include but are not limited to filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. Our current liabilities to Mr. Schreiber do not have to be paid at this time, and will not be repaid from the proceeds of this offering. Our related party liabilities consist of money advanced by our sole officer and director.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 29, 2013 regarding the number of shares of common stock of Security beneficially owned, before and after giving effect to the sale of the shares of common stock offered, by our directors and named executive officers, our directors and named executive officers as a group, and persons owning 5% or more of our stock.

Name and Address of Beneficial Owner(1)(2)(3)	Shares Before the Offering/ Percent of Class	Shares After the Offering/ Percent of Class

Lawrence E. Schreiber	25,000,000/49.5%	25,000,000/49.5%

Jack Shuff	25,000,000/49.5%	25,000,000/49.5%

(1) All directors, named executive officers, and persons owning 5% or more of Journal’ stock have sole voting and investment power with respect to the shares listed.

(2) No director, named executive officer, or persons owning 5% or more of Journals' stock has any rights to acquire any shares from options, warrants, rights, conversion privileges or similar obligations.

There are no arrangements currently in place which may result in a change of control of the company.

MANAGEMENT

Officers and Directors

The name, address, age, and positions of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Lawrence E. Schreiber	55	President, Chief Executive Officer,
		Chief Financial Officer, Treasurer,
Las Vegas, NV		Secretary and sole Director

Our sole director will serve until is successor is elected and qualified, or until the earlier of his death, resignation or removal from office. Our sole officer was elected by the board of directors for a one year term, and will serve until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal from office. The board of directors has no nominating, auditing, or compensation committees.

Lawrence E. Schreiber--President, Chief Executive Officer, Treasurer,  Chief Financial Officer, Secretary, and Sole Director.

LAWRENCE E. SCHREIBER B.A., M.A.

BACHELOR OF ARTS, PSYCHOLOGY; MINOR, SPANISH;

December 1979

Northern Illinois University, DeKalb, Illinois.

MASTER OF ARTS, CLINICAL PSYCHOLOGY

MASTER OF ARTS, COUNSELING PSYCHOLOGY

John F. Kennedy University, Graduate School of Professional Psychology, Orinda, California (Clinical Program completed June, 1984.)

Mr. Schreiber has been licensed in 4 states by the Department of Public Safety in Arizona, California, Nevada and Oregon; has led in-house Security Departments for clients such as The Hyatt, has worked with the security departments at the Bellagio, Hebrew Academy, Southwest Protective Services (largest Security/Consulting Company in Northern Arizona), and other corporate clients. Mr. Schreiber has also been a Private Investigator, worked with high-end retailers, Workman’s Comp and fraud cases, and is currently the Head of the day security staff at the Venetian Resort, Hotel and Casino and is licensed by the Nevada State Gaming Control Board.

Battered Women’s Alternative -	Lafayette, California

John F. Kennedy University Community Counseling Center,	Oakland, California

Cinnabon	California, Arizona

Pizza Hut	Phoenix, Arizona, California

Aggressive Corporation	Lisle, Illinois

Bankone Ball Park	Arizona Diamondbacks

Southwest Protective Services,	Sedona, Arizona

Hyatt Resort	Sedona, Arizona

PRC Security and Investigations	Las Vegas, Nevada

Bellagio	Las Vegas, Nevada

Caesars Palace	Las Vegas. Nevada

Sahara	Las Vegas, Nevada

Luxor	Las Vegas, Nevada

Venetian	Las Vegas, Nevada

Audit Committee Financial Expert

We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Mr. Schreiber expects to devote approximately 30 hours per week to Consultants. The only conflict that exists is Mr. Schreiber's devotion of time to his current position at the Venetian Hotel, Las Vegas, Nevada . Mr. Schreiber's current work interests, noted above, are not competitors of the Company since the purpose of these other businesses is not to offer security consulting to clients.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on November 13, 2012 through April 29, 2013, to our sole officer and director. The information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

					Long Term Compensation
					Awards		Payouts
		Annual Compensation			Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	Other Annual
Name and	Years	Salary	Bonus	Compensation	Awards	Options/	Payouts	Compensation
Principle Position		($)	($)		($)	SARs (#)	($)	($)

Lawrence L. Schreiber,	2013	0	0	0	0	0	0	0
President, Secretary,	2012	0	0	0	0	0	0	0
Treasurer,		0	0	0	0	0	0	0
and Director

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Employment Agreements

We have not entered into an employment agreement with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Certificate of Formation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

There are currently 50,500,000 shares of common stock outstanding which are restricted securities that may be sold under Rule 144 of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act. We have no agreement to register these shares. Under Rule 144, the shares may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing 6 months after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three-month period.

The number of holders of record of shares of our common stock is 3. On or about November 13, 2012, Jack Shuff subscribed to 25,000,000 shares of common stock. On or about November 14, 2012, Lawrence E. Schreiber, our sole officer and director, received  25,000,000 shares of common stock..

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our board of directors.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue Seventy Five Million (75,000,000) shares of Common Stock (the “Common Stock”) of Par Value of ($0.001).  As of the date of this Offering the Company has 50,500,000 shares of Common Stock issued and outstanding. Holders of Common Stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders.  Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors.

Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment of liabilities.  The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until the Company is profitable.

Holders of Common Stock do not have pre-emptive rights to subscribe to additional shares if issued by the Company.  There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock.  All of the outstanding Shares of Common Stock are fully paid and non-assessable and all of the Shares of Common Stock offered thereby will be, upon issuance, fully paid and non-assessable.

Holders of Shares of Common Stock will have full rights to vote on all matters brought before shareholders for their approval, subject to preferential rights of holders of any series of Preferred Stock.  Holders of the Common Stock will be entitled to receive dividends, if and as declared by the Board of Directors, out of funds legally available, and share pro rata in any distributions to holders of Common Stock upon liquidation.

The holders of Common Stock will have no conversion, pre-emptive or other subscription rights.  The Shares of Common Stock outstanding at the Closing will be validly issued, fully paid and non-assessable.  The Company has issued no options or warrants to any individual or entity.

Upon any liquidation, dissolution or winding-up of  Consultants, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

Preferred Stock

The Company does not have any authorized shares of Preferred Stock.

Voting Rights

Holders of the Company's Common Stock are entitled to one vote per Share for each Common Share held of record by Company shareholders.

No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock offered, present stockholders will own approximately 96% of our outstanding shares.

Dividend Policy

The Company does not currently intend to declare or pay any dividends on its Common Stock, except to the extent that such payment is consistent with the Company's overall financial condition and plans for growth.  For the foreseeable future, the Company intends to retain excess future earnings, if any, to support development and growth of its business.  Any future determination to declare and pay dividends will be at the discretion of the Company's Board of Directors and will be dependent on the Company's financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of Directors.

Transfer Agent

We will use Action Stock Transfer as our transfer agent.

Shares Eligible for Future Sale

The Securities offered hereby are "restricted securities" as that term is defined in SEC Rule 144 of the 1933 Securities Act ("Rule 144"), and may not be resold without registration under the Securities Act.  Provided certain requirements are met, the Shares of Common Stock purchased hereunder may be resold pursuant to Rule 144 or may be resold pursuant to another exemption from the registration requirement.

Generally, Rule 144 provides that a holder of restricted shares of an issuer which maintains certain available public information, where such shares are held for 6 months or more, may sell every three months the greater of: (a) an amount equal to one percent of the Company's outstanding shares; or (b) an amount equal to the average weekly volume of trading in such securities during the preceding four calendar weeks prior to the sale. Persons who are not affiliates of the Company may sell shares beneficially owned for at least one year at the time of the proposed sale without regard to volume restrictions.  Lastly, there is no existing public or other market for the Shares, and there is no assurance that any such market will develop in the foreseeable future.

Due to the above, all Shares offered herein will contain the following or similar restrictive legend to be placed on the certificates representing these securities:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE.  THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE 1933 ACT OR LAWS, OR AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION IS NOT REQUIRED THEREUNDER."

It is anticipated that all of the Shares sold pursuant to this Offering, unless acquired by affiliates, may not be subject to restrictions on transferability, depending on registration with individual states, and will, upon issuance, be eligible for sale into any public market which may develop for the Common Stock of the Company upon compliance with registration requirements as promulgated under the Securities Act of 1933 and according to appropriate state securities laws.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert," as that term is defined in Item 509 of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to filing this Registration Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 13, 2012, we issued 25,000,000 shares of restricted common stock to Jack Shuff in consideration of $25,000 in cash.  On November 14, 2012, we issued 25,000,000 shares of restricted common stock to Lawrence L. Schreiber, our sole officer and director, in consideration for professional services valued at $25,000.  On November 14, 2012 we issued 500,000 shares of restricted common stock to Equity Consultants, Inc. for services. This represents the complete interests of our current shareholders prior to any further issuance of stock under this registration statement.

Our executive, administrative and operating offices are located at Mr. Schreiber's office. Mr. Schreiber provides space for the company's operations free of charge. There are no written agreements evidencing this arrangement.

LEGAL PROCEEDINGS

We are not party to any pending litigation and none is contemplated or threatened.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICTION FOR SECURITES ACT LIABILITIES

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

Our financial statements for the period from inception to November 30, 2012 included in this prospectus, have been audited by Sam Kan & Co telephone (510) 355-0492, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Abby Ertz, Esq., has acted as our legal counsel in providing an opinion for this filing.

Business Security Consultants, Inc.

FINANCIAL STATEMENTS

___________________

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Business Security Consultants, Inc

We have audited the accompanying balance sheet of Business Security Consultants, Inc as of November 30, 2012, and the related statement of operations, stockholders’ equity, and cash flows for the period November 13, 2012 (date of inception) through November 30, 2012. Business Security Consultants, Inc’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Business Security Consultants, Inc as of November 30, 2012 and the results of its operations and its cash flows for each of the period November 13, 2012 (date of inception) through November 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operation.

/s/ Sam Kan & Company
Sam Kan & Company

Alameda, CA

March 19, 2013

BUSINESS SECURITY CONSULTANTS, INC.
(A Development Stage Company)
Balance Sheet

November 30,
2012
ASSETS

Current assets
Cash and cash equivalent	$9,242
Total current assets	9,242

Total assets	$9,242

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Accounts payable	$-
Total liabilities (all current)	-

Stockholders' (deficit) Equity
Common Stock: $0.001 par value, 75,000,000 shares authorized, 50,500,000 shares issued and outstanding	50,500
Additional paid in capital	-
Accumulated deficit	(41,258)
Total stockholders' (deficit) equity	9,242

Total liabilities and stockholders' (deficit) equity	$9,242

See accompanying notes to financial statements

BUSINESS SECURITY CONSULTANTS, INC.
(A Development Stage Company)
Statement of Operations

Period of November 13, 2012 (Inception) to November 30, 2012

Revenue	$-

Operating expenses
General and administrative	41,258
Total operating expenses	41,258

Net loss	$(41,258)

Basic and diluted loss per common share	$-

Weighted average shares outstanding	46,333,333

See accompanying notes to financial statements

BUSINESS SECURITY CONSULTANTS, INC.
(A Development Stage Company)
Statement of Changes in Stockholders' (Deficit) Equity

	Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, November 13, 2012 (Inception)

Common stock issued for cash	25,000,000	$25,000	$-	$-	$25,000
Common stock issued for services	25,500,000	25,500	-	-	25,500
Net loss for the period	-	-	-	(41,258)	(41,258)
Balance, November 30, 2012	50,500,000	$50,500	$-	$(41,258)	$9,242

See accompanying notes to financial statements

BUSINESS SECURITY CONSULTANTS, INC.
(A Development Stage Company)
Statements of Cash Flows

Period of November 13, 2012 (Inception) to November 30, 2012

Cash flows from operating activities
Net loss	$(41,258)
Adjustments to reconcile net loss to net cash used in operating activities
Stock issuance for services	25,500
Net cash used in operating activities	(15,758)

Net cash provided by investing activities	-

Cash flows from financing activities
Issuance of common stock for cash	25,000
Net cash provided by financing activities	25,000

Net change in cash and cash equivalent	9,242

Cash and cash equivalent at the beginning of the period	-

Cash and cash equivalent at the end of the period	$9,242

Supplemental cash flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

Supplementary disclosure of non-cash investing and financing activity:

During the current year, Business Security Consultants, Inc. issued 25,500,000 shares at par value of $0.001 per share for service exchanged.

See accompanying notes to financial statements

BUSINESS SECURITY CONSULTANTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2012

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Business Security Consultants, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

Business Security Consultants, Inc. (the Company) was incorporated in the State of Nevada on November 13, 2012. Business Security Consultants, Inc. was established to assist companies in their need for security and other related service. The Company has elected a fiscal year end of September 30.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on Business Security Consulting, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Business Security Consulting, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents. The Company has $9,242 cash on account as of November 30, 2012.

Revenue Recognition

Revenue is recognized on an accrual basis as earned under contract terms. As of November 30, 2012, the Company has had no signed contacts and no revenue to date.

BUSINESS SECURITY CONSULTANTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2012

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No.  109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value Measurements

In January 2010, the FASB ASC Topic 825, “Financial Instrument”, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to certain investments and long-term debt.  Also, the FASB ASC Topic 820, “Fair Value Measurements and Disclosure”, clarifies the definition of fair value for  financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

•

Level 1 – observable market in-puts that are unadjusted quoted prices for identical assets or liabilities in active markets.

•

Level 2 – Other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.).

•

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 effectively at the inception did not have a material impact on the Company’s financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis.  Financial assets and liabilities measured on a non-recurring basis are those that are adjusted fair value when a significant event occurs.  The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods.  Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company does not have financial assets as an investment carried at fair value on a recurring basis as of November 30, 2012.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment. As of November 30, 2012, the Company has no liabilities in payables.

BUSINESS SECURITY CONSULTANTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2012

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Earnings per Share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.  Diluted earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects on common stock that may be issued as result of the following types of potentially dilutive instruments:

•

Warrants,

•

Employee stock option, and

•

Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, “Earnings per Share”, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Dilute earning s per share are based on the assumption that all dilutive options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  The company does not have diluted effects on common stock as there was no warrant or option issued.

Basic and diluted earnings per share are the same as there was no dilutive effect of outstanding stock options for the period ended November 30, 2012.

The following is a reconciliation of basic and diluted earnings per share for 2012:

Period Ended
November 30, 2012

Numerator:

Net income (loss) available to common shareholders	$(41,258)

Denominator:

Weighted average shares-basic	46,333,333

Net income (loss) per share-basic and diluted	$-

Common Stock

The holders of the Company’s common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine.  Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of the company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

The Company is authorized to issue 75,000,000 shares of common stock with a par value of $0.001. As of November 30, 2012, there were 50,500,000 common shares issued and outstanding.

BUSINESS SECURITY CONSULTANTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2012

NOTE B – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2011, the FASB issued ASU 2011-04 “Fair Value Measurement (Topic 820), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S GAAP and IFRS”.  The amendment results in a consistent definition of fair value and ensures the fair value measurement and disclosure requirements are similar between GAAP and International Financial Reporting Standards (“IFRS”).  This amendment changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements.  This amendment will be effective for the Company on January 12, 2012.  Based on current operations, the adoption is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

On December 2011, the FASB issued ASU 2011-11, “Balance Sheet (Topic 210), Disclosures about Offsetting Assets and Liabilities”.  The guidance in this update requires the Company to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  The pronouncement is effective for fiscal years and interim periods beginning on or after April 1, 2012 with retrospective application for all comparative periods presented.  The Company’s adoption of the new standard is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

NOTE C – STOCK-BASED COMPENSATION

Stock-based compensation is defined as compensation arrangements under which employees receive shares of stock, stock options, or other equity instruments, or under which the employer incurs obligations to the employees based on the price of the company’s shares.

In November 2012, the Company issued Twenty-Five Million (25,000,000) shares of common stock to its officer and director, Lawrence E. Schreiber. This stock was issued to Mr. Schreiber as compensation for services rendered as the incorporator of the Company.  The out of pocket expenses incurred and paid by Mr. Schreiber totaled Twenty-Five Thousand Dollars ($25,000) setting the issue price of the stock-based compensation at .001 per share. The option price of this stock-based compensation is the same as the registered price. That is, the option price is equal to the market price, therefore per APB 25 no compensation is to be recognized.

NOTE D – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to face strong competition from well-established companies and small independent companies. Accordingly, the Company expects to compete on the basis of price (or the value to the customer of the services performed) and, on the basis of their established reputation among customers as a quality provider of management services and our locality of operation. Without a strong performance in the growth process Management expects to be less able than our larger competitors to handle generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and Management may not have adequate resources without the strong public response anticipated to enable the Company to take advantage of such advances.

NOTE E – CAPITAL STOCK

In November 2012, the Company undertook a private offering of Two Million Five Hundred Thousand (25,000,000) shares of common stock for cash. The shares were issued with a price of $0.001 or $25,000. Additionally, Twenty Five Million Five Hundred Thousand (25,500,000) shares have been issued for services provided. The shares were issued with a par value of $0.001 or $25,500.

BUSINESS SECURITY CONSULTANTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2012

NOTE F – RELATED PARTY TRANSACTIONS

In November 2012, the Company issued 25,000,000 common shares at $0.001 par value to the officer, Lawrence E. Schreiber in exchange of service provided and 25,000,000 common shares to the third-party – Jack E. Shuff at $0.001 par value for cash. After this event occurred, Lawrence E. Schreiber and Jack E. Shuff become the major shareholders in the Company, which representing 49.5% of the Company.

Business Security Consultants, Inc.

FINANCIAL STATEMENTS

Unaudited February 28, 2013

___________________

BUSINESS SECURITY CONSULTANTS, INC.
(A Development Stage Company)
Unaudited Balance Sheet
As of February 28, 2013 and November 30, 2012

	February 28, 2013	November 30, 2012
	(Unaudited)	(Audited)
ASSETS

Current Assets
Cash	$5,207	$9,242
Subscriptions Receivable	25,000
Total current assets	30,207	9,242

Total Assets	$30,207	$9,242

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts Payable	$-	$-

Total current liabilities	-	-

Stockholders' deficit
Common stock, $0.001 par value; 75,000,000 shares authorized, 53,000,000 issued and outstanding as of 02/28/2013	50,500	50,500
Additional paid-in capital	-	-
Deficit accumulated during the development stage	(45,293)	(41,258)

Total stockholders' deficit	5,207	9,242

Total liabilities & Equity	$5,207	$9,242

See accompanying notes to financial statements

BUSINESS SECURITY CONSULTANTS, INC.
(A Development Stage Company)
Statement of Operations (Unaudited)

		From November 13, 2012
	Three Months Ended	(Inception) to
	February 28, 2013	February 28, 2013

Revenue	$-	$-

Cost of Goods Sold	-	-

Gross Margin	-	-
Operating expenses:
Professional fees	3,200	3,200
General and administrative	836	42,094

Total operating expenses	4,036	45,294

Net loss	$(4,036)	$(45,293)

Basic and diluted loss per shares	$(0.00)	$(0.00)

Weighted average shares outstanding	$50,500,000	$52,583,333

See accompanying notes to financial statements

BUSINESS SECURITY CONSULTANTS, INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Deficit (Unaudited)
Period of November 13, 2012 (Inception) to February 28, 2013

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount

Balance, November 13, 2012 (inception)	-	$-	$-	$-	$-
Cash proceeds from sale of common stock	25,000,000	25,000	-	-	25,000
Stock issuance for service exchanged	25,500,000	25,500	-	-	25,500
Net loss, period ended November 30, 2012	-	-	-	(41,258)	(41,258)
Balance, November 30, 2012	50,500,000	$0,500	$-	$(41,258)	$9,242

Net loss, period ended February 28, 2013	-	-	-	(4,036)	(4,036)
Balance, February 28, 2013	50,500,000	$50,500	$-	$(45,294)	$5,207

See accompanying noted to financial statements

BIGFOOT PROJECT INVESTMENTS, INC.
(A Development Stage Company)
Statement of Cash Flows (Unaudited)
Period of November 13, 2012 (Inception) to February 28, 2013

		From November 13, 2012
	Three Months Ended	(Inception) to
	February 28, 2013	February 28, 2013

Cash flow from operating activities:
Net loss	$(4,036)	$(45,293)
Stock based compensation	-	25,500
Change in operating liabilities:
Accounts Payable	-	-
Advanced from shareholders	-	-

Net cash used in operating activities	(4,036)	(19,793)

Cash flow from investing activities
	-	-

Cash flow from financing activities
Proceeds from sale of common stock	-	25,000
Net cash provided by financing activities	-	25,000

Net increase in cash	(4,036)	5,207
Cash at beginning of period	9,242	-
Cash at end of period	$5,207	$5,207

Supplemental Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Supplementary disclosure of noncash investing and financing activity:

During the current year, BigFoot Project Investments issued 202,840,000 shares at par value of $0.001 per share for service exchanged.

See accompanying noted to financial statements

BUSINESS SECURITY CONSULTANTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FROM PERIOD OF INCEPTION NOVEMBER 13, 2012 TO FEBRUARY 28, 2013

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Business Security Consultants, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

Business Security Consultants, Inc. (the Company) was incorporated in the State of Nevada on November 13, 2012. Business Security Consultants, Inc. was established to assist companies in their need for security and other related service. The Company has elected a fiscal year end of September 30.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on Business Security Consultants, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Business Security Consultants, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents. The Company has $9,242 cash on account as of November 30, 2012.

Revenue and Cost Recognition

Revenue is recognized on an accrual basis as earned under contract terms. As of November 31, 2012, the Company has had no signed contacts and no revenue to date.

BUSINESS SECURITY CONSULTANTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FROM PERIOD OF INCEPTION NOVEMBER 13, 2012 TO FEBRUARY 28, 2013

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No.  109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Common Stock

The holders of the Company’s common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine.  Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of the company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

The Company is authorized to issue 75,000,000 shares of common stock with a par value of $0.001. As of November 30, 2012, there were 28,000,000 common shares issued and outstanding.

Fair Value Measurements

In January 2010, the FASB ASC Topic 825, “Financial Instrument”, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to certain investments and long-term debt.  Also, the FASB ASC Topic 820, “Fair Value Measurements and Disclosure”, clarifies the definition of fair value for  financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

Fair Value Measurements (continued)

•

Level 1 – observable market in-puts that are unadjusted quoted prices for identical assets or liabilities in active markets.

•

Level 2 – Other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.).

•

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 effectively at the inception did not have a material impact on the Company’s financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis.  Financial assets and liabilities measured on a non-recurring basis are those that are adjusted fair value when a significant event occurs.  The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods.  Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company does not have financial assets as an investment carried at fair value on a recurring basis as of November 30, 2012.

BUSINESS SECURITY CONSULTANTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FROM PERIOD OF INCEPTION NOVEMBER 13, 2012 TO FEBRUARY 28, 2013

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment. As of November 30, 2012, the Company has no liabilities in payables.

Basic and Diluted Earnings per Share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.  Diluted earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects on common stock that may be issued as result of the following types of potentially dilutive instruments:

•

Warrants,

•

Employee stock option, and

•

Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, “Earnings per Share”, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Dilute earning s per share are based on the assumption that all dilutive options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  The company does not have diluted effects on common stock as there was no warrant or option issued.

Basic and diluted earnings per share are the same as there was no dilutive effect of outstanding stock options for the period ended November 30, 2012.

The following is a reconciliation of basic and diluted earnings per share for 2012:

Period Ended November30, 2012

Numerator:

Net income (loss) available to common shareholders	$(41,258)

Denominator:

Weighted average shares-basic	27,583,333

Net income (loss) per share-basic and diluted	$-

BUSINESS SECURITY CONSULTANTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FROM PERIOD OF INCEPTION NOVEMBER 13, 2012 TO FEBRUARY 28, 2013

NOTE B – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2011, the FASB issued ASU 2011-04 “Fair Value Measurement (Topic 820), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S GAAP and IFRS”.  The amendment results in a consistent definition of fair value and ensures the fair value measurement and disclosure requirements are similar between GAAP and International Financial Reporting Standards (“IFRS”).  This amendment changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements.  This amendment will be effective for the Company on January 12, 2012.  Based on current operations, the adoption is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

On December 2011, the FASB issued ASU 2011-11, “Balance Sheet (Topic 210), Disclosures about Offsetting Assets and Liabilities”.  The guidance in this update requires the Company to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  The pronouncement is effective for fiscal years and interim periods beginning on or after April 1, 2012 with retrospective application for all comparative periods presented.  The Company’s adoption of the new standard is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

NOTE C – STOCK-BASED COMPENSATION

Stock-based compensation is defined as compensation arrangements under which employees receive shares of stock, stock options, or other equity instruments, or under which the employer incurs obligations to the employees based on the price of the company’s shares.

In November 2012, the Company issued Twenty-Five Million (25,000,000) shares of common stock to its officer and director, Lawrence E. Schreiber. This stock was issued to Mr. Schreiber as compensation for services rendered as the incorporator of the Company.

The out of pocket expenses incurred and paid by Mr. Schreiber totaled Twenty-Five Thousand Dollars ($25,000) setting the issue price of the stock-based compensation at .001 per share. The option price of this stock-based compensation is the same as the registered price. That is, the option price is equal to the market price, therefore per APB 25 no compensation is to be recognized.

NOTE D – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to face strong competition from well-established companies and small independent companies. Accordingly, the Company expects to compete on the basis of price (or the value to the customer of the services performed) and, on the basis of their established reputation among customers as a quality provider of management services and our locality of operation. Without a strong performance in the growth process Management expects to be less able than our larger competitors to handle generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and Management may not have adequate resources without the strong public response anticipated to enable the Company to take advantage of such advances.

NOTE E – CAPITAL STOCK

In November 2012, the Company undertook a private offering of Two Million Five Hundred Thousand (2,500,000) shares of common stock for cash. The shares were issued with a price of $0.01 or $25,000. Additionally, Twenty Five Million Five Hundred Thousand (25,500,000) shares have been issued for services provided. The shares were issued with a par value of $0.001 or $25,500.

BUSINESS SECURITY CONSULTANTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FROM PERIOD OF INCEPTION NOVEMBER 13, 2012 TO FEBRUARY 28, 2013

NOTE F – RELATED PARTY TRANSACTIONS

In November 2012, the Company issued 25,000,000 common shares to the officer, Lawrence E. Schreiber in exchange of service provided. The price per share was $0.001 for $25,000 in service provided. After this event occurred, Lawrence E. Schreiber becomes the major shareholders in the Company, which representing 89.3% of the Company.

NOTE G – INCOME TAXES

Deferred taxes, estimated at 39% of taxable incomes, are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forward and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of November 30, 2012:

2012
Deferred tax assets:
NOL carryover	$41,258
Valuation allowance	(41,258)

Net deferred tax asset	$-

A reconciliation of income taxes computed at the 39% statutory rate to the income tax recorded is as follows:

2012
Deferred tax assets
NOL carryover	$16,091
Valuation allowance	(16,091)

Net deferred tax asset	$-

As of November 30, 2012, the Company did not pay any income taxes during the period ended November 30, 2012.

The net federal loss carry forward will expire in 2032. No tax benefit has been reported in the November 30, 2012 financial statements since the potential tax benefit is offset by a valuation allowance in the same amount.  Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.

BUSINESS SECURITY CONSULTANTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FROM PERIOD OF INCEPTION NOVEMBER 13, 2012 TO FEBRUARY 28, 2013

NOTE H - COMMITMENTS AND CONTINGENCIES

The Company could become a party to various legal actions arising in the ordinary course of business.  Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued.  Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters.

As of the date of this report, except as described below, there are no material pending legal proceedings to which the Company is a party or of which any of their property is the subject, nor are there any such proceedings known to be contemplated by governmental authorities.

NOTE I - SUBSEQUENT EVENTS

The company evaluated all events or transactions that occurred after February 28, 2013 through the date of this filling in accordance with FASB ASC 855, “Subsequent Event”.  The Company determined that it does not have any additional subsequent event requiring recording or disclosure.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Wyoming laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$7.50
Printing Expenses	$250
Audit/Administrative Fees and Expenses	$2,500
Transfer Agent Fees	$4,250
TOTAL	$7,007.50

RECENT SALES OF UNREGISTERED SECURITIES.

On November 13, 2012, we issued 25,000,000 shares of restricted common stock to Jack Shuff in consideration of $25,000 in cash.  On November 14, 2012, we issued 25,000,000 shares of restricted common stock to Lawrence L. Schreiber, our sole officer and director, in consideration for professional services valued at $25,000.  On November 14, 2012 we issued 500,000 shares of restricted common stock to Equity Consultants, Inc. for services.

The Company believes that the exemption from registration for these sales under Section 4(2) was available because:

The investors had access to all material information about the Company before investing;

There was no general advertising or solicitation; and

The shares bear a restrictive transfer legend.

EXHIBITS.

Exhibit No.

Description

3.1

Certificate of Formation of Business Security Consultants, Inc.

3.2

Bylaws of Business Security Consultants, Inc.

5.1

Opinion of Abby Ertz, Esq.

23.1

Consent of Sam Kan & Company, LLP

23.2

Consent of Abby Ertz Esq.

99.1

Form of subscription agreement for Common Stock.

II-1

UNDERTAKINGS.

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii) Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of  appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iv) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(v) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(vi) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(vii) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-2

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on May 30, 2013.

Business Security Consultants, Inc.

By:  /s/ Lawrence E. Schreiber

Lawrence E. Schreiber

President, Secretary, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on May 30, 2013.

Signature

Title

/s/ Lawrence E. Schreiber

President, Secretary, Treasurer, and Director

Lawrence E. Schreiber

Chief Executive Officer, Chief Financial

Officer, and Chief Accounting Officer

II-3